Exhibit 10.27

Declaration of Personal Guarantee

[Unofficial Translation]

No. Xingjin (Declaration) 20091890-1

To: Industrial Bank Co., Ltd., Tianjin Branch

In view of the fact that Industrial Bank Co., Ltd., Tianjin Branch (the “Bank”) and Tianjin Shengkai Industrial Technology Development Co., Ltd. (the “Guarantee”) entered into a loan agreement (No. XingjinShouxin 220092540) (the “Principal Contract”) in an amount of RMB 15,000,000 on November _, 2009, I (the “Guarantor”) voluntarily guarantee that the Guarantee will fulfill its contractual obligations. Hereby I make the following guarantee declaration:

1.
The guarantee covers: the principal under the Principal Contract, its interests, penalty interests, compound interests, penalties, damages and the costs in connection with the collection of the loan payment (the costs include but not limited to: litigation expense, arbitration expense, property preservation expense, enforcement application fee, attorney fee, advertising fee, assessment fee, appraisal fee, auction fee, travelling expense, telecommunication fee, and the Guarantee shall pay back other loans with the Bank.)

2.	The Guarantor is jointly and severally liable. The Guarantor will unconditionally fulfill the Guarantee’s contractual obligations when the Guarantee fails to pay back the loan for any reason.

3.	Guarantee Period.

3.1.	It lasts for two years from the date when the principal loan becomes payable.

3.2.
For bank acceptance draft, letter of credit and guarantee, the period covers two years from the date when the Bank makes advances. If the Bank makes advances several advances, it covers two years from the dates of each individual advance.

3.3.	For discounted commercial bills, the period covers two years from the date when the payment of the discounted commercial bill is due.

3.4.	If the Bank accelerates the loan payment or the loan becomes payable earlier as prescribed by laws and regulations, the guarantee period is two years from the date when the loan becomes payable.

3.5.	If the loan is paid back in installments, the guarantee period is calculated separately. The Guarantor is liable within two years after the date when each payment becomes payable.

3.6.
If the Bank and the Guarantee agree to an extension of the payment of loan, the Guarantor’s guarantee obligations continue. The guarantee period is two years from the date when the extended loan is due.

4.	No approval from the Guarantor is required when the Bank and the Guarantee modifies or add the terms of the Principal Contract. The obligations under the Declaration remain unchanged.

5.
The breach of the Principal Contract by the Guarantor will not affect the Guarantor’s obligations under this guarantee. The Guarantor may not request to reduce or waive his obligations based on the breach.

6.	The Guarantor will fulfill his obligations under the guarantee using all of his personal assets and income and guarantee that these assets will not be sold or transferred to anyone for any reason.

7.
This guarantee is valid independently from the Principal Contract and will not be affected by the performance of the Principal Contract. The Guarantor will be jointly and severally liable whether the Principal Contract is valid or not.  This guarantee is irrevocable.

8.
The Guarantor’s signing, enforcement and any other activities in connection with this declaration, are civil actions. The Guarantor will not dispute or defend any jurisdictions, trials or enforcement for any reason.

9.	This declaration is effective upon signing by the Guarantor.

10.	The laws of the People’s Republic of China shall govern the signing, effect, interpretation, enforcement and dispute resolution of this guarantee.

The Bank and the Guarantor shall resolve all the disputes in connection with this declaration via negotiation. Either party may commence a lawsuit in the local People’s Court.

11.	The Guarantor requires: any notice, payment request, or communication shall be made to the Guarantor through the following methods by the Bank:

Zip code:

Mailing Address:

Telex:

Fax:

The Guarantor shall immediately notify the Bank if there is any change to the above contact information. Otherwise, the Guarantor will be liable for the consequence.

The Guarantor admits that any notice, payment request, or communication made through the above methods is regarded delivered within the following dates:

i.	Mail: five business days after registered mail is sent

ii.	Telex: the date when the counterparty confirms return number

iii.	Fax: the date when fax is sent

iv.	Personal Delivery: the date the recipient signs

12.	Other Clauses:

National ID (Passport)No. of the Guarantor: __________________

Guarantor (signature): /s/ Guo Wei

Dated: November 9, 2009